 FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joseph J. Crivelli
Gregory FCA Communications
PHONE:	610-228-2100

COMPANY CONTACT:	Paul D. Geraghty, President and CEO
PHONE:	215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
THIRD QUARTER RESULTS

HARLEYSVILLE, PA (October 30, 2009) - Harleysville National Corporation (NASDAQ:HNBC) reported today a net loss of $4.4 million or $.10 per diluted share for the third quarter of 2009.  This compares to net income of $6.6 million, or $.21 per diluted share, for the third quarter of 2008.

For the nine months ended September 30, 2009, net loss was $222.3 million or $5.16 per diluted share.  Excluding the non-cash goodwill charge of $214.5 million recorded in the second quarter, the net loss was $7.7 million or $.18 per diluted share, compared to net income of $21.3 million or $.68 per diluted share during the comparable period in 2008.

Third quarter results included a $14.8 million provision for credit losses; a $4.7 million non-cash other-than-temporary impairment (OTTI) charge on investment securities; as well as professional fees of $2.4 million associated with recent corporate finance activities, including the pending merger with First Niagara Financial Group, Inc. (“First Niagara”), which is expected to close during the first quarter of 2010.

Paul D. Geraghty, President and CEO, Harleysville National Corporation, said, “We are carefully managing our loan portfolio to preserve and protect the bank’s capital base, and minimize increases in delinquencies and non-performing assets, while also working hard to grow our franchise.  To this end, during the third quarter we increased our penetration of retail and business accounts, grew non-municipal core deposits, and continued to expand sales of electronic banking services.  We were also encouraged by the full payoffs of two nonperforming loans totaling $18 million after quarter end.  The payoffs virtually offset the increase in nonperforming loans over the linked quarter.”

During the third quarter of 2009, provision for loan losses was $14.8 million, compared to $2.6 million in the third quarter of 2008 and $32.0 million in the second quarter of 2009.  The increase in provision for loan losses reflects an increase in nonperforming assets to $153.7 million at September 30, 2009, up from $138.9 million at June 30, 2009 and $38.8 million from a year ago.  Total Capital to Risk-Weighted Assets improved to 9.51% at September 30, 2009 from 8.88% at December 31, 2008.

Key Financial Metrics
The following is an overview of the key financial metrics for the quarter:
·
Total assets were $5.2 billion at September 30, 2009, an increase of 30.7% or $1.2 billion over $3.9 billion at September 30, 2008, primiarily rhe result of the Willow Financial Bancorp acquisition (“Willow Financial”), which had assets of approximately $1.6 billion at the acquisition date of December 5, 2008.

·	Loans increased $711.1 million and deposits grew $923.6 million from September 30, 2008, primarily the result of the Willow Financial acquisition.
·
Net interest income on a tax equivalent basis in the third quarter of 2009 increased $6.3 million or 23.3% from the same period in 2008 mainly as a result of the Willow Financial acquisition.  The net interest margin for the third quarter of 2009 was 2.75% compared to 3.02% for the same period in 2008.

·
Nonperforming assets were $153.7 million at September 30, 2009.  Nonperforming assets as a percentage of total assets increased to 2.98% from 2.67% at June 30, 2009, and 0.98% at September 30, 2008.  As noted above, subsequent to quarter end the bank benefited from the full payoff of two nonperforming loans totaling $18 million.  Net charge-offs were $7.8 million compared to $14.7 million in the second quarter of 2009 and $2.1 million in the third quarter of 2008.  The allowance for credit losses increased to $77.3 million at September 30, 2009, compared to $70.3 million at June 30, 2009, and $31.7 million at September 30, 2008.  Provision for loan losses increased to $14.8 million from $2.6 million during the third quarter of 2008.  Total loans delinquent 30 to 89 days totaled $31.8 million at September 30, 2009 compared to $34.4 million at June 30, 2009 and $27.5 million at September 30, 2008.

·
The merger agreement with First Niagara, as filed with the SEC on July 28, 2009, calls for a downward adjustment to the merger consideration to be received by Harleysville National Corporation shareholders if the amount of our delinquent loans equals or exceeds $237.5 million as of any month end prior to the closing date of the merger.  For purposes of this calculation, “delinquent loans” is defined as the sum of non-performing assets, loans 30 to 89 days delinquent, and cumulative charge-offs subsequent to the signing of the agreement.  By this definition, at September 30, 2009, delinquent loans were $193.3 million.

·
Quarterly noninterest income was up $1.8 million from the third quarter of 2008.  Gains on sales of investment securities increased by $1.4 million over last year’s quarter.  Gains from mortgage banking loan sales totaled $2.4 million; there were no gains in last year’s quarter.  Service charges on deposits increased $.9 million or 27.4% mainly from the acquired Willow Financial deposit accounts.  Other income increased $.9 million over the third quarter of 2008 primarily from increases in automated teller machine and point of sale revenue and an increase in the cash surrender value of keyman life insurance.  These increases were partially offset by a non-cash OTTI charge of $4.7 million recorded during the third quarter of 2009 mainly on two collateralized debt obligation investments in pooled trust preferred securities.

·
Quarterly noninterest expenses were up $15.1 million over the same period in the prior year, primarily due to the Willow Financial acquisition and the previously-mentioned professional fees of $2.4 million.  In addition, FDIC insurance assessments increased by $2.7 million.  Other expenses were $6.8 million higher during the third quarter of 2009 mostly due to Willow Financial including increased professional, consulting and data processing expenses.

Non-GAAP Measures
Net loss excluding a non cash goodwill charge is not a defined term under U.S. generally accepted accounting principles (non-GAAP measure).  A Non-GAAP measure should not be considered in isolation or as a substitute for net loss prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.  Management of the company believes that net loss excluding a non cash goodwill charge is a useful measure and can be used to evaluate the company’s operations.
###

Harleysville National Corporation, with assets of $5.2 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $3.1 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®.  For more information, visit the Harleysville National Corporation website at www.hncbank.com.

- # # # -

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the Corporation’s merger with First Niagara Financial Group, Inc. is subject to a number of conditions and approvals, including regulatory approvals, and the final consideration to be paid to Harleysville stockholders is subject to adjustment, the strategic initiatives may not be completed on satisfactory terms or at all; increased demand or prices for the Corporation’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of the Corporation’s business strategy due to changes in current or future market conditions; effects of deterioration of economic conditions on customers specifically the effect on loan customers to repay loans; inability of the Corporation to raise or achieve desired or required levels of capital; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed under the caption “Forward-Looking Statements” in the Corporation’s Form 10-K Annual Report for the year ended December 31, 2008 and subsequent filings made with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
September 30, 2009
(unaudited)

For the period:		Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2009	2009	2009	2008	2008
Interest Income	$55,005	$60,045	$63,638	$54,583	$49,942
Interest Expense	23,567	26,592	28,334	25,136	24,645
Net Interest Income	31,438	33,453	35,304	29,447	25,297
Provision for Loan Losses	14,750	32,000	7,121	7,920	2,580
Net Interest Income after
Provision for Loan Losses	16,688	1,453	28,183	21,527	22,717

Service Charges	4,361	4,304	4,194	3,666	3,424
Gain on Sales of Investment Securities, Net	1,383	4,945	1,952	2,417	-
Other-than-temporary Impairment of Available for Sale Securities	(4,650)	(530)	(1,344)	(1,923)	-
Gain (Loss) on Mortgage Banking Sales, Net	2,352	2,703	1,698	136	(5)
Wealth Management Income	4,656	4,975	4,322	5,888	3,862
Bank-Owned Life Insurance Income	789	770	778	730	706
Other Income	3,384	4,544	4,559	2,430	2,458
Total Noninterest Income	12,275	21,711	16,159	13,344	10,445

Salaries, Wages and Employee Benefits	17,561	17,991	20,279	14,509	13,539
Occupancy	3,752	3,709	4,206	2,663	2,412
Furniture and Equipment	1,286	1,483	1,608	1,181	1,074
Intangibles Expense	1,669	696	948	2,211	678
FDIC Deposit Insurance	3,227	5,056	2,787	1,164	551
Goodwill impairment	-	214,536	-	-	-
Merger Charges	-	-	-	2,456	974
Other Expenses	12,726	9,279	8,793	7,109	5,925
Total Noninterest Expense	40,221	252,750	38,621	31,293	25,153

(Loss) Income Before Income Taxes	(11,258)	(229,586)	5,721	3,578	8,009
Income Tax (Benefit) Expense	(6,889)	(7,083)	1,126	(245)	1,370
Net (Loss) Income	$(4,369)	$(222,503)	$4,595	$3,823	$6,639

Per Common Share Data:
Weighted Average Common Shares - Basic	43,102,844	43,080,849	42,990,542	34,695,062	31,385,257
Weighted Average Common Shares - Diluted	43,102,844	43,080,849	43,018,233	34,843,058	31,551,026
Net (Loss) Income Per Share - Basic	$(0.10)	$(5.17)	$0.11	$0.11	$0.21
Net (Loss) Income Per Share - Diluted	$(0.10)	$(5.17)	$0.11	$0.11	$0.21
Cash Dividend Per Share	$-	$0.01	$0.10	$0.20	$0.20
Book Value	$6.04	$5.77	$11.00	$11.05	$9.90
Market Value	$5.33	$4.73	$6.06	$14.44	$16.98

For the period:	Nine Months Ended
	September 30,
	2009	2008
Interest Income	$178,688	$151,711
Interest Expense	78,493	77,018
Net Interest Income	100,195	74,693
Provision for Loan Losses	53,871	7,647
Net Interest Income after
Provision for Loan Losses	46,324	67,046

Service Charges	12,859	9,849
Gain on Sales of Investment Securities, Net	8,280	225
Other-than-temporary Impairment of Available for Sale Securities	(6,524)	-
Gain on Mortgage Banking Sales, Net	6,753	420
Wealth Management Income	13,953	12,756
Bank-Owned Life Insurance Income	2,337	2,047
Other Income	12,487	7,576
Total Noninterest Income	50,145	32,873

Salaries, Wages and Employee Benefits	55,831	41,599
Occupancy	11,667	7,438
Furniture and Equipment	4,377	3,251
Intangibles Expense	3,313	1,997
FDIC Deposit Insurance	11,070	918
Goodwill Impairment	214,536	-
Merger Charges	-	974
Other Expenses	30,798	17,152
Total Noninterest Expense	331,592	73,329

(Loss) Income Before Income Taxes	(235,123)	26,590
Income Tax (Benefit) Expense	(12,846)	5,320
Net (Loss) Income	$(222,277)	$21,270

	Nine Months Ended
	September 30,
Per Common Share Data:	2009	2008
Weighted Average Common Shares - Basic	43,058,489	31,363,779
Weighted Average Common Shares - Diluted	43,058,489	31,531,942
Net (Loss) Income Per Share - Basic	$(5.16)	$0.68
Net (Loss) Income Per Share - Diluted	$(5.16)	$0.67
Cash Dividend Per Share	$0.11	$0.60

	2009	2009	2009	2008	2008
Asset Quality Data:	3Q	2Q	1Q	4Q	3Q
Nonaccrual Loans	$133,737	$132,598	$85,393	$75,060	$36,278
90 + Days Past Due Loans	18,117	4,090	2,073	1,849	1,275
Nonperforming Loans	151,854	136,688	87,466	76,909	37,553
Net Assets in Foreclosure	1,824	2,168	2,008	1,626	1,221
Nonperforming Assets	$153,678	$138,856	$89,474	$78,535	$38,774
Loan Loss Reserve	$77,276	$70,341	$53,062	$49,955	$31,668
Loan Loss Reserve / Loans	2.38%	2.05%	1.47%	1.36%	1.25%
Loan Loss Reserve / Nonperforming Loans	50.9%	51.5%	60.7%	65.0%	84.3%
Nonperforming Assets / Total Assets	2.98%	2.67%	1.58%	1.43%	0.98%
Net Loan Charge-offs	$7,814	$14,721	$4,014	$2,558	$2,086
Net Loan Charge-offs (annualized)
/ Average Loans	0.93%	1.68%	0.44%	0.36%	0.33%

	2009	2009	2009	2008	2008
Selected Ratios (annualized):	3Q	2Q	1Q	4Q	3Q
Return on Average Assets	-0.34%	-15.92%	0.33%	0.35%	0.68%
Return on Average Shareholders' Equity	-6.73%	-186.57%	3.88%	4.40%	8.20%
Yield on Earning Assets (FTE)	4.69%	4.92%	5.29%	5.69%	5.76%
Cost of Interest Bearing Funds	2.18%	2.35%	2.53%	2.82%	3.10%
Net Interest Margin (FTE)	2.75%	2.82%	3.02%	3.16%	3.02%
Leverage Ratio	6.10%	5.91%	6.33%	8.19%	8.13%

	2009	2008
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	-5.46%	0.73%
Return on Average Shareholders' Equity	-73.45%	8.52%
Yield on Earning Assets (FTE)	4.96%	5.88%
Cost of Interest Bearing Funds	2.35%	3.27%
Net Interest Margin (FTE)	2.86%	3.00%

Balance Sheet (Period End):	2009	2009	2009	2008	2008
	3Q	2Q	1Q	4Q	3Q
Assets	$5,163,359	$5,210,327	$5,646,195	$5,490,509	$3,949,730
Earning Assets	4,870,316	4,909,443	5,109,083	4,944,126	3,626,352
Investment Securities	1,082,032	1,110,123	1,179,213	1,231,661	983,349
Loans	3,250,095	3,439,267	3,615,775	3,685,244	2,539,037
Other Earning Assets	538,189	360,053	314,095	27,221	103,966
Interest-Bearing Liabilities	4,320,928	4,353,600	4,585,275	4,449,461	3,221,921
Total Deposits	3,941,908	3,998,155	4,147,418	3,938,432	3,018,276
Noninterest-Bearing Deposits	495,644	517,108	497,921	479,469	343,308
Interest-Bearing Checking	629,378	597,831	579,922	556,855	430,607
Money Market	895,463	991,476	1,074,892	1,042,302	727,693
Savings	309,586	317,196	309,767	270,885	182,342
Time Deposits	1,611,837	1,574,544	1,684,916	1,588,921	1,334,326
Total Borrowed Funds	874,664	872,553	935,778	990,498	546,953
Federal Home Loan Bank	471,948	475,087	515,993	522,671	213,755
Other Borrowings	402,716	397,466	419,785	467,827	333,198
Shareholders' Equity	260,656	248,685	473,713	474,707	310,994

Balance Sheet (Average):	2009	2009	2008	2008	2008
	3Q	2Q	1Q	4Q	3Q
Assets	$5,153,024	$5,605,475	$5,580,099	$4,341,741	$3,899,593
Earning Assets	4,845,099	5,080,393	5,047,766	3,956,963	3,580,454
Investment Securities	1,095,611	1,199,597	1,209,012	1,072,468	1,002,901
Loans	3,332,059	3,511,623	3,666,744	2,860,891	2,522,034
Other Earning Assets	417,429	369,173	172,010	23,604	55,519
Interest-Bearing Liabilities	4,298,522	4,547,522	4,543,033	3,550,359	3,158,464
Total Deposits	3,938,675	4,121,543	4,062,577	3,289,483	2,923,815
Noninterest-Bearing Deposits	511,802	493,142	472,687	445,495	348,183
Interest-Bearing Checking	612,674	601,230	560,239	444,141	428,078
Money Market	943,047	1,064,346	1,060,299	820,395	739,931
Savings	314,911	315,856	286,317	212,081	182,403
Time Deposits	1,556,241	1,646,969	1,683,035	1,367,371	1,225,220
Total Borrowed Funds	871,649	919,121	953,143	706,371	582,832
Federal Home Loan Bank	472,705	504,903	520,592	289,245	217,717
Other Borrowings	398,944	414,218	432,551	417,126	365,115
Shareholders' Equity	257,435	478,338	480,491	345,887	322,077

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$798,874	$8,761	4.36%	$701,626	$9,518	5.40%
Non-taxable investments (2)	296,737	4,782	6.41%	301,275	4,554	6.01%
Total investment securities	1,095,611	13,543	4.92%	1,002,901	14,072	5.58%
Federal funds sold and deposits in banks	417,429	281	0.27%	55,519	232	1.66%
Loans(2) (3)	3,332,059	43,270	5.17%	2,522,034	37,541	5.91%
Total earning assets	4,845,099	57,094	4.69%	3,580,454	51,845	5.76%
Noninterest-earning assets	307,925			319,139
Total assets	$5,153,024			$3,899,593

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,870,632	4,372	0.93%	$1,350,412	5,780	1.70%
Time	1,556,241	12,189	3.12%	1,225,220	12,976	4.21%
Total interest-bearing deposits	3,426,873	16,561	1.92%	2,575,632	18,756	2.90%
Borrowed funds	871,649	7,006	3.20%	582,832	5,889	4.02%
Total interest-bearing liabilities	4,298,522	23,567	2.18%	3,158,464	24,645	3.10%
Noninterest-bearing liabilities:
Demand deposits	511,802			348,183
Other liabilities	85,265			70,869
Total noninterest-bearing liabilities	597,067			419,052
Total liabilities	4,895,589			3,577,516
Shareholders' equity	257,435			322,077
Total liabilities and shareholders' equity	$5,153,024			$3,899,593

Net interest spread			2.51%			2.66%
Effect of noninterest-bearing sources			0.24%			0.36%
Net interest income/margin on earning assets		$33,527	2.75%		$27,200	3.02%
Less tax equivalent adjustment		2,089			1,903
Net interest income		$31,438			$25,297

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$858,107	$31,000	4.83%	$731,870	$28,894	5.27%
Non-taxable investments (2)	309,551	15,064	6.51%	293,371	13,290	6.05%
Total investment securities	1,167,658	46,064	5.27%	1,025,241	42,184	5.50%
Federal funds sold and deposits in banks	320,436	647	0.27%	56,825	1,045	2.46%
Loans(2) (3)	3,502,250	138,450	5.29%	2,492,498	114,013	6.11%
Total earning assets	4,990,344	185,161	4.96%	3,574,564	157,242	5.88%
Noninterest-earning assets	454,289			307,982
Total assets	$5,444,633			$3,882,546

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,919,507	15,878	1.11%	$1,387,554	19,536	1.88%
Time	1,628,284	40,818	3.35%	1,208,467	40,414	4.47%
Total interest-bearing deposits	3,547,791	56,696	2.14%	2,596,021	59,950	3.08%
Borrowed funds	914,339	21,797	3.19%	545,701	17,068	4.18%
Total interest-bearing liabilities	4,462,130	78,493	2.35%	3,141,722	77,018	3.27%
Noninterest-bearing liabilities:
Demand deposits	492,687			337,739
Other liabilities	85,213			69,531
Total noninterest-bearing liabilities	577,900			407,270
Total liabilities	5,040,030			3,548,992
Shareholders' equity	404,603			333,554
Total liabilities and shareholders' equity	$5,444,633			$3,882,546

Net interest spread			2.61%			2.61%
Effect of noninterest-bearing sources			0.25%			0.39%
Net interest income/margin on earning assets		$106,668	2.86%		$80,224	3.00%
Less tax equivalent adjustment		6,473			5,531
Net interest income		$100,195			$74,693

Regulatory Capital

	Actual
As of September 30, 2009	Amount	Ratio

Total Capital (to risk weighted assets):
Corporation	$358,533	9.51%
Harleysville National Bank	344,277	9.15%
Tier 1 Capital (to risk weighted assets):
Corporation	311,054	8.25%
Harleysville National Bank	296,884	7.89%
Tier 1 Capital (to average assets):
Corporation	311,054	6.10%
Harleysville National Bank	296,884	5.83%

As of December 31, 2008

Total Capital (to risk weighted assets):
Corporation	$384,522	8.88%
Harleysville National Bank	370,552	8.58%
Tier 1 Capital (to risk weighted assets):
Corporation	334,467	7.73%
Harleysville National Bank	320,497	7.42%
Tier 1 Capital (to average assets):
Corporation	334,467	8.19%
Harleysville National Bank	320,497	7.88%

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.